     As filed with the Securities and Exchange Commission on April 17, 1997
                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  XIRCOM, INC.
               (Exact name of issuer as specified in its charter)

         CALIFORNIA                                  95-4221884
-----------------------------------       ----------------------------------
   (STATE OF INCORPORATION)                (IRS EMPLOYER IDENTIFICATION NO.)

                          2300 Corporate Center Drive
                        Thousand Oaks, California 91320
                    (Address of Principal Executive Offices)

                             ----------------------

                             1992 STOCK OPTION PLAN

                                       AND

                        1992 DIRECTOR STOCK OPTION PLAN

                                       AND

                       1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ----------------------

                              Steven F. DeGennaro
                            Chief Financial Officer
                                  XIRCOM, INC.
                          2300 Corporate Center Drive
                        Thousand Oaks, California 91320
                    (Name and address of agent for service)
                                 (805) 376-9300
         (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                             Howard S. Zeprun, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304
                           Telephone:  (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
    Title of                         Proposed            Proposed
Securities to be   Amount to     Maximum Offering    Maximum Aggregate       Amount of
   Registered    be Registered    Price Per Share      Offering Price    Registration Fee
==========================================================================================
 Common Stock,
 $0.001 par value

 Upon exercise of  600,000 shs.   $13.56(1)             $8,136,000(1)        $2,465.45
   options under
   1992 Stock
   Option Plan

Upon exercise of   200,000 shs.   $13.56(1)             $2,712,000(1)        $  821.81
   options under
   1992 Director
   Stock Option
   Plan

Upon exercise of   150,000 shs.   $13.56(1)             $2,034,000(1)        $  616.36
   options under
   1994 Employee
   Stock Purchase
   Plan

 TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $3,903.63

----------------------
(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee on the basis of the average between the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on April 15, 1997.


================================================================================

                                  XIRCOM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The contents of the Registration Statement on Form S-8, file number 33-49170, filed by the Company with the Securities and Exchange Commission on July 2, 1992.

     2. The Company's Annual Report on Form 10-K for the year ended September 30, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. The Company's Quarterly Report on Form 10-Q for the quarter ending December 31, 1996, filed pursuant to Section 13 of the Exchange Act.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 11, 1992, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.
         --------

         Exhibit
         Number           Description
         -------          -----------
         4.1              1992 Stock Option Plan, as amended, together with form
                          of option agreement thereunder.

         4.2 1992 Director Stock Option Plan, as amended, together with form of option agreement thereunder

         4.3              1994 Employee Stock Purchase Plan, as amended

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1             Consent of Ernst & Young, LLP, independent auditors.

         24.2             Consent of counsel (contained in Exhibit 5.1).

         25.1             Power of Attorney (see page II-4).


ITEM 9.  UNDERTAKINGS.

         A.      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act that registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Thousand Oaks, State of California, on April 17, 1997.

                                         XIRCOM, INC.

                                         By: /s/ DIRK I. GATES
                                             ----------------------------------
                                             Dirk I. Gates, Chairman, President
                                             and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dirk I. Gates and Steven F. DeGennaro, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                Date
------------------------------        ----------------------------         --------------
 /s/ DIRK I. GATES                    Chairman, President and Chief        April 17, 1997
 --------------------------------     Executive Officer
 (Dirk I. Gates)

 /s/ STEVEN F. DEGENNARO              Vice President, Finance and          April 17, 1997
 --------------------------------     Chief Financial Officer
  (Steven F. DeGennaro)

 /s/ MICHAEL F. G. ASHBY              Director                             April 17, 1997
 --------------------------------
 (Michael F. G. Ashby)

 /s/ KENNETH J. BIBA                  Director                             April 17, 1997
 --------------------------------
 (Kenneth J. Biba)

 /s/ GARY J. BOWEN                    Director                             April 17, 1997
 --------------------------------
 (Gary J. Bowen)

  /s/ J. KIRK MATHEWS                 Director                             April 17, 1997
 --------------------------------
 (J. Kirk Mathews)

 /s/ WILLIAM J. SCHROEDER             Director                             April 17, 1997
 --------------------------------
 (William J. Schroeder)

 /s/ DELBERT W. YOCAM                 Director                             April 17, 1997
 --------------------------------
 (Delbert W. Yocam)

                               INDEX TO EXHIBITS


                                                                              SEQUENTIALLY
 EXHIBIT                                                                        NUMBERED
 NUMBER                DESCRIPTION                                                PAGE
---------      ------------------------------------------------------------   ------------
  4.1           1992 Stock Option Plan, as amended, together with form of
                option agreement thereunder

  4.2 1992 Director Stock Option Plan, as amended, together with form of option agreement thereunder

  4.3           1994 Employee Stock Purchase Plan, as amended

  5.1 Opinion of counsel as to legality of securities being registered

 23.1           Consent of Ernst & Young, LLP, Independent Auditors

 24.2(1)        Consent of Counsel

 25.1(2)        Power of Attorney

---------------------
(1)  Contained in Exhibit 5.1.
(2)  See page II-4